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                                                                EXHIBIT 99.1



                              WOLVERINE TUBE, INC.


Contact:  James E. Deason
          Senior Vice President
          Chief Financial Officer
          (256) 580-3625


             WOLVERINE TUBE, INC. STRENGTHENS ITS LIQUIDITY POSITION

HUNTSVILLE, ALABAMA (APRIL 4, 2006) - Wolverine Tube, Inc. (NYSE:WLV) today announced that it had strengthened its liquidity position by increasing the amount available to it under its receivables sale facility. Under the amended agreement between Wolverine, Wachovia Bank, N.A. and the CIT Group/Business Credit, Inc., Wolverine has increased the amount available to it by approximately 56%, to $70 million. The previous amount available under the receivables sale facility was $45 million. The Company's amended facility now includes its accounts receivable from its Canadian subsidiary as being eligible for sale. Previously, only certain U.S. receivables were eligible to be sold under the facility.

Commenting on the announcement, Jed Deason, Senior Vice President & Chief Financial Officer, said, "Given the continued and persistent rise in metal prices, especially copper, which has increased 19% since the end of 2005, this transaction continues our strategy of strengthening our liquidity position." Deason continued, "With cash on hand, the increased availability under our receivables sale facility and amounts available under our secured revolving credit facility, we believe that we have liquidity available to meet our working capital requirements during our peak use of working capital in the first half of 2006. Our cash needs this year continue to be in line with normal business activities and expectations, taking into consideration rising metal prices."

The maximum aggregate amount available to the Company under its secured revolving credit facility and amended receivables sale facilities is $105 million, subject to borrowing base and eligibility limitation and reserve requirements. Based upon the most recent servicing reports, and after taking into account outstanding letters of credit, required reserves and other holdbacks, as well as amounts already drawn down under the facilities, the Company has approximately $25.2 million in additional liquidity available to it under these facilities as of April 4, 2006. This availability under the liquidity facilities, plus cash available in North America of $16.1 million as of April 2, 2006, reflects the Company's total available liquidity of $41.3 million, as of that date.

ABOUT WOLVERINE TUBE, INC. - Wolverine Tube, Inc. is a world-class quality partner, providing its customers with copper and copper alloy tube, fabricated products, metal joining products as well as copper and copper alloy rod, bar & other products. Internet addresses http://www.wlv.com and http://www.silvaloy.com.

FORWARD-LOOKING STATEMENTS - Forward-looking statements in this press release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements using such terms as "may", "will", "expect", "believe", "plan", "anticipate" and other similar terms and concepts, are forward-looking statements. This press release contains forward-looking statements regarding Wolverine's expected liquidity position (including availability under its receivables sale and secured revolving credit facilities). Such statements are based on management's current expectations, estimates, assumptions and projections about Wolverine's business and other information currently available, and are subject to various risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. Wolverine undertakes no obligation to publicly release any revision of any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof, or to reflect the occurrence of unanticipated events. With respect to the forward-looking statements contained in this press release, factors that could affect actual results include, without limitation, Wolverine's ability to manage available cash and availability under its receivables sale facility and its secured revolving credit facility to fund working capital requirements, anticipated capital expenditures and debt reduction; raw material and

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                              WOLVERINE TUBE, INC.

energy costs and Wolverine's ability to effectively hedge these cost; fluctuation in the COMEX copper price; the effect of currency fluctuation; the levels of commercial and residential construction activity; competitive products and pricing; the effect of regulatory matter, the mix and seasonality of geographic and product revenues; the effect of general economic conditions and world events (such as terrorism); and other risks and uncertainties discussed in Wolverine's most recent Annual Report on Form 10-K and other reports filed from time to time with the Securities and Exchange Commission.